UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

March 30, 2009

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571

(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817

(Address of principal executive offices) (Zip Code)

(301) 571-3476

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 24, 2009 the Registrant (“Mobilepro” or the “Company”) received a summons and complaint filed by Commonwealth Capital Corporation (“Commonwealth”) in the United States District Court, District of Arizona, Phoenix Division, Case no. 2:09-cv-00274-JWS against a “Mobilepro Corporation.”  Also named as defendants in the complaint are the City of Tempe, Arizona and Neoreach, Inc., the formerly owned wireless subsidiary of the Company.  The civil complaint alleges that “Mobilepro Corporation” breached a certain lease agreement allegedly entered into between Mobilepro Corporation and Commonwealth. Commonwealth seeks judgment against “Mobilepro Corporation” in the amount of $904,620.00, plus interest, attorney fees and the other reasonable costs associated with the pursuit of the litigation.

The Registrant intends to vigorously defend itself in this matter and is in the initial stages of evaluating the appropriate counter-claims and defenses that may be asserted against Commonwealth.  If Commonwealth were to prevail in its complaint and obtain a judgment and Mobilepro were not to prevail in any of its potential counter-claims, such a result could have a material adverse effect on Mobilepro’s liquidity and force Mobilepro to evaluate its legal options. See “Risk Factors” in Mobilepro’s most recent quarterly report on Form 10-Q for more detail on such risks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright
Jay O. Wright
Chief Executive Officer
Mobilepro Corp.

Date:  March 30, 2009